Cloudflare Announces Second Quarter 2026 Financial Results

•Second quarter revenue totaled $696.1 million, representing an increase of 36% year-over-year
•GAAP loss from operations of $205.7 million, or 30% of total revenue, and non-GAAP income from operations of $96.1 million, or 14% of revenue
•Delivered Current RPO year-over-year growth of 35%
San Francisco, CA, August 6, 2026 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced financial results for its second quarter ended June 30, 2026.

“We delivered a stellar second quarter, highlighted by revenue accelerating to $696.1 million, up 36% year-over-year, and record growth in total paying customers, large customers, and developers on our platform,” said Matthew Prince, co-founder & CEO of Cloudflare. “As the web shifts to AI answer engines and agent-driven commerce, we are seeing a fundamental rewrite of the Internet for machine-to-machine traffic. Cloudflare sits at the center of this paradigm shift—building the infrastructure, controls, developer tools, and payment rails for the Agentic Internet. The business model of the web is changing, and no company is better positioned than Cloudflare to help define its future.”

Second Quarter Fiscal 2026 Financial Highlights

•Revenue: Total revenue of $696.1 million, representing an increase of 36% year-over-year.
•Gross Profit: GAAP gross profit was $499.5 million, or 71.8% gross margin, compared to $383.6 million, or 74.9%, in the second quarter of 2025. Non-GAAP gross profit was $508.9 million, or 73.1% gross margin, compared to $390.7 million, or 76.3%, in the second quarter of 2025.
•Operating Income (Loss): GAAP loss from operations was $205.7 million, or 29.6% of revenue, compared to $67.3 million, or 13.1% of revenue, in the second quarter of 2025. Non-GAAP income from operations was $96.1 million, or 13.8% of revenue, compared to $72.3 million, or 14.1% of revenue, in the second quarter of 2025.
•Net Income (Loss): GAAP net loss was $170.0 million, compared to $50.4 million in the second quarter of 2025. GAAP net loss per basic and diluted share was $0.48, compared to $0.15 in the second quarter of 2025. Non-GAAP net income was $107.8 million, compared to $75.1 million in the second quarter of 2025. Non-GAAP net income per diluted share was $0.29, compared to $0.21 in the second quarter of 2025.
•Cash Flow: Net cash flow from operating activities was $117.6 million, compared to $99.8 million for the second quarter of 2025. Free cash flow was $56.4 million, or 8% of revenue, compared to $33.3 million, or 6% of revenue, in the second quarter of 2025.
•Cash, cash equivalents, and available-for-sale securities were $4,162.8 million as of June 30, 2026.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the third quarter of fiscal 2026, we expect:

•Total revenue of $736.0 to $737.0 million
•Non-GAAP income from operations of $129.0 to $130.0 million
•Non-GAAP net income per share of $0.34, utilizing weighted average common shares outstanding of approximately 374 million

For the full year fiscal 2026, we expect:

•Total revenue of $2,864.0 to $2,870.0 million
•Non-GAAP income from operations of $443.0 to $445.0 million
•Non-GAAP net income per share of $1.25 to $1.26, utilizing weighted average common shares outstanding of approximately 374 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its second quarter ended June 30, 2026 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (646) 968-2727 or toll-free at (888) 596-4244 with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, the plan to further accelerate our evolution to an agentic AI-first operating model and the intent for the plan to align our organizational structure with this new operating model, the estimated reduction of our current workforce, the estimated charges in connection with this plan, including the primary components of such charges, the anticipated timing of the implementation of this plan and the timing of such charges, the expected benefits from this plan and related actions, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of conflicts and geopolitical tension around the world, particularly in Eastern Europe or the Middle East, or any worsening or expansion of those conflicts or tensions, as well as other geopolitical events such as elections and other governmental changes, threats of tariffs and other impediments to cross-border trade; our history of net losses; risks associated with managing our growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to incorporate AI tools and automation to increase productivity and maintain operational efficiency; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; our ability to effectively attract, integrate and retain key personnel; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market, including advancements in AI; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on May 8, 2026, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$696,061	$512,316	$1,335,816	$991,403
Cost of revenue(1)(2)	196,544	128,677	380,702	244,253
Gross profit	499,517	383,639	955,114	747,150
Operating expenses:
Sales and marketing(1)(2)(3)	276,122	219,359	547,722	433,370
Research and development(1)	159,486	134,557	310,458	249,646
General and administrative(1)(3)(5)(6)	118,912	96,987	213,931	184,645
Restructuring and other charges	150,693	—	150,693	—
Total operating expenses	705,213	450,903	1,222,804	867,661
Loss from operations	(205,696)	(67,264)	(267,690)	(120,511)
Non-operating income (expense):
Interest income	39,932	25,406	80,098	46,805
Interest expense(4)	(3,089)	(1,524)	(5,652)	(2,967)
Other income (expense), net	913	(3,907)	3,903	(7,375)
Total non-operating income, net	37,756	19,975	78,349	36,463
Loss before income taxes	(167,940)	(47,289)	(189,341)	(84,048)
Provision for income taxes	2,041	3,157	3,567	4,852
Net loss	$(169,981)	$(50,446)	$(192,908)	$(88,900)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.15)	$(0.55)	$(0.26)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	354,334	347,489	353,485	346,605
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$4,311	$3,693	$8,455	$6,599
Sales and marketing	41,246	36,818	84,070	67,023
Research and development	55,435	50,956	104,936	89,225
General and administrative	39,601	40,526	70,589	75,041
Total stock-based compensation and related employer payroll taxes	$140,593	$131,993	$268,050	$237,888
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$5,050	$3,329	$11,011	$6,182
Sales and marketing	2,391	417	3,641	805
Total amortization of acquired intangible assets	$7,441	$3,746	$14,652	$6,987
(3) Includes acquisition-related and other expenses as follows:

Sales and marketing	$33	$—	$33	$—
General and administrative	2,047	—	2,470	112
Total acquisition-related and other expenses	$2,080	$—	$2,503	$112
(4) Includes amortization of debt issuance costs as follows:

Interest expense	$2,439	$1,199	$4,865	$2,189
Total amortization of debt issuance costs	$2,439	$1,199	$4,865	$2,189

(5) Includes lease impairment charges as follows:

General and administrative	$—	$3,840	$—	$3,840
Total lease impairment charges	$—	$3,840	$—	$3,840
(6) Includes legal reserve and settlements as follows:

General and administrative	$1,000	$—	$1,000	$—
Total legal reserve and settlements	$1,000	$—	$1,000	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$1,663,773	$943,536
Available-for-sale securities	2,499,025	3,157,715
Accounts receivable, net	422,945	382,488
Contract assets	27,187	23,531
Restricted cash short-term	12,163	9,364
Prepaid expenses and other current assets	153,282	128,203
Total current assets	4,778,375	4,644,837
Property and equipment, net	703,209	618,691
Goodwill	376,204	226,563
Acquired intangible assets, net	57,369	41,799
Operating lease right-of-use assets	247,675	237,646
Deferred contract acquisition costs, noncurrent	240,523	219,499
Restricted cash	—	1,457
Other noncurrent assets	70,772	45,764
Total assets	$6,474,127	$6,036,256
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$127,032	$84,115
Accrued expenses and other current liabilities	165,788	109,054
Accrued compensation	151,528	111,005
Operating lease liabilities	78,239	70,901
Deferred revenue	812,187	684,207
Current portion of convertible senior notes, net	1,293,260	1,291,281
Total current liabilities	2,628,034	2,350,563
Convertible senior notes, net	1,977,006	1,974,120
Operating lease liabilities, noncurrent	180,845	182,025
Deferred revenue, noncurrent	40,252	41,088
Other noncurrent liabilities	27,970	29,337
Total liabilities	4,854,107	4,577,133
Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of June 30, 2026 and December 31, 2025; 322,176 and 317,319 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	322	317
Class B common stock; $0.001 par value; 315,000 shares authorized as of June 30, 2026 and December 31, 2025; 33,755 and 34,568 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	33	34
Additional paid-in capital	3,027,713	2,651,420
Accumulated deficit	(1,397,815)	(1,204,907)
Accumulated other comprehensive income (loss)	(10,233)	12,259
Total stockholders’ equity	1,620,020	1,459,123
Total liabilities and stockholders’ equity	$6,474,127	$6,036,256

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(192,908)	$(88,900)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	123,170	87,688
Non-cash operating lease costs	41,696	29,872
Amortization of deferred contract acquisition costs	63,486	47,296
Stock-based compensation expense	274,113	217,912
Amortization of debt issuance costs	4,865	2,189
Net accretion of discounts and amortization of premiums on available-for-sale securities	(13,233)	(11,987)
Deferred income taxes	(7,013)	(480)
Provision for bad debt	5,157	7,815
Other	(6,814)	3,227
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations:
Accounts receivable, net	(45,614)	1,431
Contract assets	(3,656)	(4,707)
Deferred contract acquisition costs	(84,510)	(58,998)
Prepaid expenses and other current assets	(60,612)	(46,339)
Other noncurrent assets	7,142	4,312
Accounts payable	1,205	(247)
Accrued expenses and other current liabilities	48,699	758
Accrued compensation	40,523	(2,914)
Operating lease liabilities	(45,567)	(24,973)
Deferred revenue	127,144	82,643
Other noncurrent liabilities	(1,379)	(18)
Net cash provided by operating activities	275,894	245,580
Cash Flows from Investing Activities
Purchases of property and equipment	(115,192)	(145,786)
Capitalized internal-use software	(20,244)	(13,647)
Asset acquisitions and business combinations, net of cash acquired	(75,098)	(6,462)
Purchases of available-for-sale securities	(783,933)	(1,530,775)
Maturities of available-for-sale securities	1,442,199	810,825
Other investing activities	1,636	382
Net cash provided by (used in) investing activities	449,368	(885,463)
Cash Flows from Financing Activities
Proceeds from settlement of the 2025 capped calls	—	309,616
Gross proceeds from issuance of 2030 convertible senior notes	—	2,000,000
Purchases of capped calls related to the 2030 convertible senior notes	—	(283,400)
Cash paid for issuance costs on 2030 convertible senior notes	—	(27,873)
Proceeds from the exercise of stock options	9,815	17,942
Proceeds from the issuance of common stock for employee stock purchase plan	16,075	13,057
Payment of tax withholding obligation on RSU and PSU settlement	(29,473)	(18,217)
Payment of indemnity holdback	(100)	—
Net cash provided by (used in) financing activities	(3,683)	2,011,125
Net increase in cash, cash equivalents, and restricted cash	721,579	1,371,242
Cash, cash equivalents, and restricted cash, beginning of period	954,357	154,214
Cash, cash equivalents, and restricted cash, end of period	$1,675,936	$1,525,456

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of cost of revenue:
GAAP cost of revenue	$196,544	$128,677	$380,702	$244,253
Less: Stock-based compensation and related employer payroll taxes	(4,311)	(3,693)	(8,455)	(6,599)
Less: Amortization of acquired intangible assets	(5,050)	(3,329)	(11,011)	(6,182)
Non-GAAP cost of revenue	$187,183	$121,655	$361,236	$231,472
Reconciliation of gross profit:
GAAP gross profit	$499,517	$383,639	$955,114	$747,150
Add: Stock-based compensation and related employer payroll taxes	4,311	3,693	8,455	6,599
Add: Amortization of acquired intangible assets	5,050	3,329	11,011	6,182
Non-GAAP gross profit	$508,878	$390,661	$974,580	$759,931
GAAP gross margin	71.8%	74.9%	71.5%	75.4%
Non-GAAP gross margin	73.1%	76.3%	73.0%	76.7%
Reconciliation of operating expenses:
GAAP sales and marketing	$276,122	$219,359	$547,722	$433,370
Less: Stock-based compensation and related employer payroll taxes	(41,246)	(36,818)	(84,070)	(67,023)
Less: Amortization of acquired intangible assets	(2,391)	(417)	(3,641)	(805)
Less: Acquisition-related and other expenses	(33)	—	(33)	—
Non-GAAP sales and marketing	$232,452	$182,124	$459,978	$365,542
GAAP research and development	$159,486	$134,557	$310,458	$249,646
Less: Stock-based compensation and related employer payroll taxes	(55,435)	(50,956)	(104,936)	(89,225)
Non-GAAP research and development	$104,051	$83,601	$205,522	$160,421
GAAP general and administrative	$118,912	$96,987	$213,931	$184,645
Less: Stock-based compensation and related employer payroll taxes	(39,601)	(40,526)	(70,589)	(75,041)
Less: Acquisition-related and other expenses	(2,047)	—	(2,470)	(112)
Less: Lease impairment charges	—	(3,840)	—	(3,840)
Less: Legal reserve and settlements	(1,000)	—	(1,000)	—
Non-GAAP general and administrative	$76,264	$52,621	$139,872	$105,652
GAAP restructuring and other charges	$150,693	$—	$150,693	$—
Less: Restructuring and other charges	(150,693)	—	(150,693)	—
Non-GAAP restructuring and other charges	$—	$—	$—	$—
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(205,696)	$(67,264)	$(267,690)	$(120,511)
Add: Stock-based compensation and related employer payroll taxes	140,593	131,993	268,050	237,888
Add: Amortization of acquired intangible assets	7,441	3,746	14,652	6,987
Add: Acquisition-related and other expenses	2,080	—	2,503	112
Add: Lease impairment charges	—	3,840	—	3,840
Add: Legal reserve and settlements	1,000	—	1,000	—
Add: Restructuring and other charges	150,693	—	150,693	—
Non-GAAP income from operations	$96,111	$72,315	$169,208	$128,316
GAAP operating margin	(29.6)%	(13.1)%	(20.0)%	(12.2)%
Non-GAAP operating margin	13.8%	14.1%	12.7%	12.9%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of interest expense:
GAAP interest expense	$(3,089)	$(1,524)	$(5,652)	$(2,967)
Add: Amortization of debt issuance costs	2,439	1,199	4,865	2,189
Non-GAAP interest expense	$(650)	$(325)	$(787)	$(778)
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$2,041	$3,157	$3,567	$4,852
Income tax effect of non-GAAP adjustments	26,485	15,275	47,059	28,644
Non-GAAP provision for income taxes	$28,526	$18,432	$50,626	$33,496
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(169,981)	$(50,446)	$(192,908)	$(88,900)
Add: Stock-based compensation and related employer payroll taxes	140,593	131,993	268,050	237,888
Add: Amortization of acquired intangible assets	7,441	3,746	14,652	6,987
Add: Acquisition-related and other expenses	2,080	—	2,503	112
Add: Amortization of debt issuance costs	2,439	1,199	4,865	2,189
Add: Lease impairment charges	—	3,840	—	3,840
Add: Legal reserve and settlements	1,000	—	1,000	—
Add: Restructuring and other charges	150,693	—	150,693	—
Income tax effect of non-GAAP adjustments	(26,485)	(15,275)	(47,059)	(28,644)
Non-GAAP net income	$107,780	$75,057	$201,796	$133,472

GAAP net loss per share, basic	$(0.48)	$(0.15)	$(0.55)	$(0.26)

GAAP net loss per share, diluted	$(0.48)	$(0.15)	$(0.55)	$(0.26)
Add: Stock-based compensation and related employer payroll taxes	0.40	0.38	0.76	0.69
Add: Amortization of acquired intangible assets	0.02	0.01	0.04	0.02
Add: Acquisition-related and other expenses	0.01	—	0.01	—
Add: Amortization of debt issuance costs	0.01	—	0.01	0.01
Add: Lease impairment charges	—	0.01	—	0.01
Add: Legal reserve and settlements	—	—	—	—
Add: Restructuring and other charges	0.43	—	0.43	—
Income tax effect of non-GAAP adjustments	(0.07)	(0.04)	(0.13)	(0.08)
Effect of dilutive shares	(0.03)	—	(0.03)	(0.02)
Non-GAAP net income per share, diluted(1)	$0.29	$0.21	$0.54	$0.37

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	354,334	347,489	353,485	346,605
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	373,683	365,264	374,672	363,962
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Free cash flow
Net cash provided by operating activities	$117,564	$99,796	$275,894	$245,580
Less: Purchases of property and equipment	(49,961)	(59,897)	(115,192)	(145,786)
Less: Capitalized internal-use software	(11,219)	(6,619)	(20,244)	(13,647)
Free cash flow	$56,384	$33,280	$140,458	$86,147
Net cash provided by (used in) investing activities	$608,174	$(793,025)	$449,368	$(885,463)
Net cash provided by (used in) financing activities	$5,785	$2,007,603	$(3,683)	$2,011,125
Net cash provided by operating activities (percentage of revenue)	17%	19%	21%	25%
Less: Purchases of property and equipment (percentage of revenue)	(7)%	(12)%	(9)%	(15)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(1)%	(1)%	(1)%
Free cash flow margin(1)	8%	6%	11%	9%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation, which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent upon the price of our Class A common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude lease impairment charges related to real estate leases, which is a non-cash expense, from certain of our non-GAAP financial measures because they are not indicative of our ongoing cost structure and core business performance. We exclude amortization of debt issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business. We exclude legal reserve and settlements, which can be cash or non-cash expenses, from certain of our non-GAAP financial measures because they are not indicative of our ongoing cost structure and core business performance. We exclude restructuring and other charges, which can be cash or non-cash expenses, from certain of our non-GAAP financial measures because they are not indicative of our ongoing cost structure and core business performance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, lease impairment charges, legal reserve and settlements, and restructuring and other charges.

Non-GAAP Net Income and Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss adjusted for stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, lease impairment charges, legal reserve and settlements, restructuring and other charges, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, amortization of issuance costs, lease impairment charges, legal reserve and settlements, and restructuring and other charges. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.